Exhibit 10.2

AMENDMENT TO THE
FPIC INSURANCE GROUP, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

This Amendment to the FPIC Insurance Group, Inc. Amended and Restated Omnibus Incentive Plan (this “Amendment”), dated as of  March 27, 2009, amends the FPIC Insurance Group, Inc. Amended and Restated Omnibus Incentive Plan, originally effective January 13, 1996, and amended and restated as of April 22, 2005 (the “Omnibus Incentive Plan”).

WHEREAS, pursuant to Section 885(f) of the American Jobs Creation Act of 2004, Public Law 108-357 (the “Act”), the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), will be applicable to certain nonqualified deferred compensation plans, as defined in such Section 409A, with respect to amounts deferred after December 31, 2004; and

WHEREAS, the final Section 409A regulations issued by the United States Department of the Treasury and the Internal Revenue Service were published to provide guidance under Section 409A (the “409A Regulations”); and

WHEREAS, FPIC Insurance Group, Inc. (the “Company”) wishes to amend the Omnibus Incentive Plan to clarify certain provisions of the Omnibus Incentive Plan to demonstrate exemption from and compliance with the provisions of the 409A Regulations; and

WHEREAS, pursuant to Article 20, the Board may, at any time, amend the Omnibus Incentive Plan; and

NOW THEREFORE, the Omnibus Incentive Plan is hereby amended as follows:

1.         Section  2.1 (l) of the Omnibus Incentive Plan is hereby deleted and the following section shall be inserted in lieu thereof:

“(l)           “Fair Market Value” means, on or with respect to, any given date:

(i)
If the Shares are at the time listed or admitted to trading on any stock exchange, then the “Fair Market Value” shall be the closing sale prices of the Shares on the date in question on the principal exchange on which the Shares are then listed or admitted to trading.  If no reported sale of the Shares takes place on the date in question on the principal exchange, then the reported closing asked price of the Shares on such date on the principal exchange shall be determinative of “Fair Market Value.”

(ii)
If the Shares are not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” shall be the mean between the lowest reported bid price and highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or in a publication of general circulation selected by the Committee and regularly reporting the market price of Shares in such market.

(iii)
If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee and in compliance with Code Section 409A.”

2.         Section 2.1(aa) “Subsidiary” is amended by deleting said section in its entirety and replacing it with the following section in lieu thereof:

“(aa)  “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of code Section 424(f) and any regulations or rulings promulgated thereunder; provided, however, for purposes of determining whether any person may be a participant in the Plan for purposes of any grant of Options or SARs, “Subsidiary” means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.”

3.         Section 6.1 is amended by adding the following phrase to the end thereof:

“provided that the terms and conditions of any such other forms shall be in compliance with the requirements of Code Section 409A.”

4.         Section 7.1 is amended by deleting said section in its entirety and replacing it with the following section in lieu thereof:

“7.1      The Committee in its sole discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option.  The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual.  However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified and in no event will the exercise of one such Option affect the right to exercise the other such Option.”

5.         Section 7.3 is amended by deleting said section in its entirety and substituting the following in lieu thereof:

“7.3      Except for Options adjusted or granted pursuant to Section 19.1 herein and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction and in compliance with the requirements of Code Section 409A, the Option Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the date the Option is granted.”

6.         Section 7.6 is amended by adding the following phrase to the end thereof:

“provided that such terms and conditions shall be in compliance with the requirements of Code Section 409A.”

7.         The first sentence of Section 8.2 is amended by deleting said sentence in its entirety and substituting the following in lieu thereof:

“8.2      An SAR may be granted in tandem with an Option or on a free standing basis, provided however that any SAR granted in tandem with an Option shall comply with the requirements of Code Section 409A at the time of such grant.”

8.         The first sentence of Section 8.3 is amended by deleting said sentence in its entirety and substituting the following sentence in lieu thereof:

“8.3      Except for SARs adjusted or granted pursuant to Section 19.1 and replacement SARs granted in connection with a merger, acquisition, reorganization or similar transaction and in compliance with the requirements of Code Section 409A, the grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.”

9.         Section 8.6 is amended by adding the following phrase to the end thereof:

“provided that such terms and conditions shall be in compliance with the requirements of Code Section 409A.”

10.       Section 9.3 of the Plan is amended by deleting said section in its entirety and substituting the following in lieu thereof:

“9.3      Contingent Stock Awards made pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, substantial risks of forfeitures and/or attainment of Performance Measures and for such periods as shall be determined by the Committee, provided that such terms, conditions and restrictions shall be in compliance with the requirements of Code Section 409A.  The Committee shall have the power to make a Contingent Stock Award that is not subject to vesting or any other contingencies in recognition of an Employee’s prior service and financial impact on the Company provided that such Award shall be in compliance with Code Section 409A.”

11.       Section 9.5 is amended by adding the following sentence to the end thereto:

“For purposes of this section, “terminates” shall mean a cessation of the employment relationship between the participant and the Company that constitutes a “separation from service” within the meaning of Code Section 409A.”

12.       Section 9.6 is amended by adding the following phrase to the end thereto:

“and provided that such terms and conditions shall be in compliance with the requirements of Code Section 409A.”

13.       Section 11.2 is amended by deleting said section in its entirety and replacing it with the following section in lieu thereof:

“11.2    If a recipient of a Restricted Stock Award has his or her employment terminated and his or her salary continued through an employment agreement, severance program, or comparable arrangement, then, to the extent, if any, provided in any such agreement, program or arrangement, any contingencies and restrictions which are satisfied or that would have been satisfied during the period for which the recipient’s salary is to be continued, irrespective of form, will be deemed to be satisfied and such Shares of Restricted Stock shall be issued and delivered to the recipient or such recipient’s legal representative no later than the expiration of the salary continuation program, provided that such delivery is in compliance with the provisions of Code Section 409A.”

14.       Section 11.3 is amended by deleting said section in its entirety and replacing it with the following section in lieu thereof:

“11.3    Simultaneously with a Change in Control, all Awards (except for Contingent Stock Awards) will automatically vest as of that date and all restrictions or contingencies will be deemed to have been satisfied. Contingent Stock Awards will only automatically vest as of the date of a Change of Control that constitutes a “change of control” under the provisions of Code Section 409A.  Except to the extent otherwise provided in an Award agreement, all Awards that specify a target level of vesting or achievement shall be deemed to have been satisfied at the target level.”

15.       Section 19.1 is amended by adding the following phrase to the end thereof:

“and provided further that any terms and conditions of outstanding Awards adjusted under this Section 19.1 shall be in compliance with the requirements of Code Section 409A.”

16.       Section 20.2 is amended by adding the following phrase to the end thereof:

“and provided that any terms and conditions of Awards adjusted under this Section 20.2 shall be in compliance with the requirements of Code Section 409A.”

17.       Section 20.4 is amended by adding the following phrase to the end thereof:

“provided that any adjustments under this Section 20.4 shall be in compliance with the requirements of Code Section 409A.”

18.       Section 25.6 is amended by adding the following sentence to the end thereto:

“Any provision in this Plan to the contrary notwithstanding, if an Employee is a “specified employee” within the meaning of Code Section 409A, any cash or in-kind payments which constitute “deferred compensation” under Code Section 409A and would otherwise become due under this Plan during the first six (6) months period after “separation from service” (as such term is defined in Code 409A) for reasons other than death shall be delayed and all such delayed payments shall be paid in full in the seventh (7Th) month after the date of

“separation from service” and all subsequent payments shall be paid in accordance with their original payment schedule.”

19.       Except as stated above, all other provisions of the Plan remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment on the day and year first above written.

FPIC INSURANCE GROUP, INC.

By:	/s/ T. Malcolm Graham
Title:	General Counsel and Secretary

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